Exhibit 10(d)


                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), is entered effective as of October 7, 1998, between Sytron, Inc., a Pennsylvania corporation doing business at 2770 Industrial Lane, Broomfield, CO 80020 ("Purchaser") and ECS1 Construction Services, Inc., a California corporation doing business at 2016 Manhattan Place, Suite 116, Torrance, CA 90501 ("ECSI"), and the shareholders of ECSI listed on Schedule "I" attached to this Agreement (hereinafter individually and collectively referred to as "Seller").

     WHEREAS, Seller collectively owns a total of 100,000 shares of ECSI, which shares constitute all of the issued and outstanding shares of capital stock of ECSI (the "ECSI Shares"'); and,

     WHEREAS, Purchaser desires to acquire the ECSI Shares in a tax free reorganization; and,

     WHEREAS, Purchaser and Seller have reached an agreement concerning the purchase price of the Shares, the manner in which Purchaser will pay the purchase price and the conditions upon which Purchaser and Seller shall close the stock purchase transaction; and,

     WHEREAS, it is the intention of Purchaser, upon the close of the stock purchase agreement to merge ECSI with a wholly owned Delaware subsidiary of Purchaser (the "Delaware Subsidiary") pursuant to the merger agreement annexed hereto as Exhibit "A";

     NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser, ECSI and Seller agree as follows:

1)   Purchase and Sale of Shares.  At the  "Closing" (as such term is defined in
     Section 4 below),  and upon the terms and  subject  to the  conditions  set forth in this Agreement, Seller shall sell, transfer and convey to Purchaser, and Purchaser shall purchase from Seller all right, tide and interest in and to the ECSI Shares free and clear of all security interests, pledges, mortgages, hypothecations, liens, charges and encumbrances.

2) Tax-Free Reorganization. Seller and Purchaser adopt this Agreement as a plan of reorganization under Internal Revenue Code Section 368(a)(l)(B). Notwithstanding anything contained in the proceeding sentence to the contrary, in the event that, for any reason, the transaction as set forth herein is deemed not to qualify as a plan of reorganization under

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     Internal  Revenue  Code  Section  368(a)(1)(B),   Seller  shall  be  solely
     responsible for any and all taxes and/or penalties resulting here from.

3) Purchase Price. Provided that Seller satisfies all of the terms and conditions of this agreement including, but not limited to, the conditions of Section 5 below and subject to Sections 7 and 10 below, Purchaser shall pay Seller the following consideration:

     a) Fixed Compensation. Purchaser shall deliver to the individuals constituting Seller as set forth on Schedule "1" hereto at closing One Hundred Thousand (100,000) flatly paid and non-assessable, restricted shares of Sytron, Inc. common stock.

     b) Contingent Compensation. Purchaser shall deliver to the individuals listed on Schedule "2" annexed hereto, such additional fully paid and non-assessable shares of Sytron, Inc. common stock and/or warrants to purchase additional shares of Sytron, Inc. common Stock (the "Contingent Compensation") to be determined as follows:

          i) One Hundred Thousand fully paid and non-assessable shares of Sytron, Inc. common stock in the event that the gross sales of the Delaware Subsidiary for fiscal year 1999 equal or exceed Two Million Dollars ($2,000,000) and such sales result in a net profit of no less than Two Hunted Thousand Dollars ($200,000);

          ii) 5 Year warrants to purchase up to One Hundred Thousand (100,000) shares of Sytron, Inc. common stock at a price of $2.00 per share in the event that the gross sales of the Delaware Subsidiary for fiscal year 2000 equal or exceed Four Million Dollars ($4,000,000) and such sales result in a net profit of no less than Four Hundred Thousand Dollars ($400,000);

          iii)5 Year warrants to purchase up to One Hundred Thousand (100,000) shares of Sytron, Inc. common stock at a price of $2.50 per share in the event that the gross sales of the Delaware Subsidiary for fiscal year 2001 equal or exceed Six Million Dollars ($6,000,000) and such sales result in a net profit of no less than Six Hundred Thousand Dollars ($600,000);

          iv) 5 Year warrants to purchase up to One Hundred Thousand (100,000) shares of Sytron, Inc. common stock at a price of $100 per share in the event that the gross sales of the Delaware Subsidiary for fiscal year 2002 equal or exceed Nine Million Dollars ($9,000,000) and such sales result in a net profit of no less than Nine Hundred Thousand Dollars ($900,000).


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



     c) Vesting of Contingent Compensation. Sellers right to receive the Contingent Compensation shall vest based upon the proportional relationship tat the Delaware Subsidiary's actual sales and net profit performance in an applicable fiscal year bears to the sales and net profit goals set forth in sub-paragraphs 2(b)(i)-(iv) above; provided, however, that in no event shall Seller be entitled to receive more than number of shares and/or warrants for any fiscal year than that set forth in sub-paragraphs 2(b)(i)-(iv). In determining said proportional relationship the following formula shall be applied: 4)

           # of shares or warrants x (.50 x (% of sales goal achieved
                          + % of profit goal achieved))

          By way of example, if in 1999 the Delaware Subsidiary achieved 50% of its sales goal and 80% of its profit goal, the total number of shares to be paid to Seller would be determined as follows:

                    100,000 x (.50a (.5 + .8)) 65,000 shares

     d) Contingent Compensation Escrow. At Closing, Purchaser shall deliver the shares and warrants comprising the Contingent Compensation to an escrow agent (the "Escrow Agent") to be mutually agreed upon by the parties. Within 120 days following the close of the applicable fiscal year of the Delaware Subsidiary, Purchaser shall deliver to the Escrow Agent either: (i) audited financial statements for the Delaware Subsidiary; or (ii) unaudited financial statements for the Delaware Subsidiary which have been approved in writing by an authorized representative of Seller. Promptly upon receipt of said financial statements, the Escrow Agent shall perform the vesting calculation referred to in sub- paragraph 2(c) above and issue to Seller the appropriate number of shares or warrants. All Contingent Compensation that does not vest in Seller shall be returned to Purchaser.


4) Closing. Subject to the terms and conditions hereof, the closing of the purchase and sale of the ECSI Shares (the "Closing") shall be held at a place or in a manner determined by the reasonable, mutual agreement of Seller and Purchaser on or about October 23, 1998. The date of the Closing sometimes is referred to herein as the "Closing Date." At the Closing, the following shall take place:

     a) Delivery by Seller. Seller shall fully execute or obtain the execution of, and deliver to Purchaser the following documents:

          i) Properly endorsed Stock Certificates and Irrevocable Stock Powers in the form annexed hereto as Exhibit "B" representing one hundred percent (100%) of the issued and outstanding shares of the capital stock of ECSI;

          ii)  Duly  approved   resolutions   of  the  Board  of  Directors  and
               Shareholders of ECSI, respectively, authorizing the transactions contemplated by this Agreement;

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          iii) A  complete  and  accurate  listing  of all fixed and  contingent liabilities of ECSI as of the date of the Closing.

          iv) A complete and accurate listing of all of the assets of ECSI as of the date of Closing;

          v) A letter from ECSI's counsel which states: (i) ESCI has been duly formed and is in good standing under the laws of the jurisdiction in which it was incorporated; (ii) except as specifically disclosed, no litigation, arbitration or adverse claims are pending or threatened against ECSI; (iii) the ESCI Shares to be delivered are free and clear of all liens, security interests and/or encumbrances; and (iv) that the transaction contemplated by this Agreement has been properly authorized by the Directors and Shareholders of ECSI;

          vi) A certificate executed by an authorized officer of ECSI stating that each and every representation and warranty made by Seller in this Agreement together with all information provided to Purchaser with respect to ECSI as part of Purchaser's due diligence were and continue to be true and accurate at the time of closing;

          vii) The duly executed resignation of all of the members of the Board of Directors and all officers of ECSI;

          viii)All of the books and records of ECSI including but not limited to all corporate minute books and records, stock ledgers, financial records;

          ix) Any and all additional documents reasonably necessary for the effective conveyance, assignment and transfer of the Shares to Purchaser.

     b)   Delivery by Purchaser.

          i) Purchaser shall filly execute or obtain the execution of, and deliver to Seller in the manner set forth in paragraph 3 of this Agreement, Stock certificate(s) representing One Hundred Thousand (100,000) filly paid, non-assessable, restricted (Rule 144) shares of Sytron. Inc. common stock.

          ii) Purchaser shall deliver to the Escrow Agent the Contingent Compensation

          iii) Purchaser shall deliver to Seller duly approved resolutions of the Board of Directors of Purchaser authorizing the transaction contemplated by this Agreement:

          iv)  Purchaser   shall  deliver  to  Seller  any  and  all  additional
               documents reasonably necessary for the effective conveyance, assignment and transfer of the Sytron common stock to Seller.

5) Due Diligence. The obligations of each of the parties to this Agreement are expressly conditioned on each party's completion, to its satisfaction, of its respective due diligence activities. To that end and to facilitate the completion of each party's due diligence activities, each party shall reasonably cooperate with the other party to provide and make available to the other party in a reasonable manner all information, documents and data reasonably required and requested by the other party to evaluate each facet of the transaction contemplated in this Agreement.

     a) Seller acknowledges that in addition to any information, documents and data Purchaser reasonably requests Seller to produce for Purchaser's review pursuant to this Section 5, Seller shall, immediately upon the execution of this Agreement, provide Purchaser with:

          i) Statements of ECSI's operations and ECSI's complete financial statement and tax returns for each of calendar years 1995, 1996 and 1997;

          ii) A comprehensive list of all liabilities of ECSI, whether fixed and contingent;

          iii) A comprehensive list of all assets of ECSI; and

          iv) A comprehensive list of all material agreements entered into by or on behalf of ECSI including, but not limited to all real property and/or equipment leases.

          v)   A comprehensive  list of all intellectual  property owned by ESCI
               including   copies  of  any  and  all  patent  and/or   trademark
               registrations or applications.

     b) Prior to the Closing, Purchaser shall deliver to Seller a copy of Purchaser's most recent internal financial statements.


     c) Each party shall complete its due diligence activities on or before October 15, 1998, at

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          5:00 p.m., MST. Thereafter,  either party may terminate this Agreement for any reason in either party's sole discretion by delivering written notice of termination to the other party on or before 5:00 p.m., MST, October 19th, 1998. In the event either party terminates this Agreement pursuant to the provisions contained in this Section 5, this Agreement shall be void and of no further effect, except that the provisions contained in Section 13 of this Agreement shall survive such termination. In the event neither party delivers written notice of termination to the other party in the manner described in this
          Section 5, the parties shall be deemed conclusively to have waived their rights to terminate this Agreement pursuant to this Section 5.

6) Representations and Warranties of Seller. Seller(s) jointly and severally represents and warrants to, and agrees with Purchaser that:

     a) Binding Agreement. This Agreement and all of the obligations of Seller hereunder are legal and binding obligations of Seller, enforceable in accordance with the terms of this Agreement.

     b) Litigation. Except as set forth in Schedule 4 attached to this Agreement, neither Seller, nor ECSI is involved in any suits, actions, proceedings or investigations of any nature, pending or threatened.

     c) Compliance with Laws. Seller and ECSI, to the extent of their knowledge, have complied in all respects with all applicable federal, state, municipal, and other political subdivision or governmental agency statutes, ordinances, regulations, and other laws, whether foreign or domestic, which if violated would affect the business of ECSI. The transaction contemplated herein does not violate any law, regulation or ordinance of any jurisdiction where Seller resides or ECSI is doing business.

     d) Absence of Claims. No customer or supplier of ECS1 has made a claim against ECSI and no basis exists for any such claim, which would affect the business of ECSI.

     e) Consents. No consent of any foreign or domestic federal, state, municipal or other governmental authority, or any third party is required for the execution, delivery or performance of this Agreement by Seller except as Seller already has obtained, which if not obtained would affect the ability of Seller to carry out the transactions contemplated by this Agreement.


     f) Reports and Returns. Any and all reports of governmental agencies and returns of any nature required by applicable laws relating to ECSI required to be filed on behalf of ECSI

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



          have been duly filed on behalf of ECSI not later than the time prescribed by law for the filing thereof (and including extensions thereof).

     g) Finders. Seller has not engaged the services of any broker, agent or finder in connection with the sale of its shares or assets. To the extent that any person or entity should claim that they earned a fee or commission as a result of this Agreement and/or the consummation of this Agreement, Seller shall be solely responsible for the defense of such a claim and any assessed payment of any such fee or commission.

     h) Environmental Issues. ECSI has complied in all material respects with, and has not been cited for any violation of federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment.

     i) Representations True and Correct. No representation, warranty, or covenant by Seller contained in this Agreement, or any document delivered in accordance with Purchaser's due diligence or to be delivered hereunder, in connection with the transactions contemplated by this Agreement, contain or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading or necessary in order to provide Purchaser with fill and proper information as to the Shares.

     j) Restricted Stock. Seller acknowledges that the Sytron Common Stock it will receive as part of the Purchase Price is restricted common stock subject to the provisions of Rule 144 adopted by the Securities and Exchange Commission of the United States of America and may also be restricted under other applicable laws and rules adopted by the various states and their respective securities and/or corporate departments and commissions.

     k) Validity of Accounts. Each account, chattel paper, document, instrument, general intangible and/or contract which is or maybe owned by ECSI at the time of Closing is outstanding obligation, genuine and enforceable in accordance with its terms against the party obligated to pay it ("Account Debtor"). Any amounts represented by Seller and/or ECSI to Purchaser as owing by each or any Account Debtor is the correct amount owing, not subject to any defense, offset claims or counterclaim against ECSI. Seller shall cooperate fully, at Sellers sole cost and expense, in any action or suit that Purchaser deems necessary to enforce the obligations of an Account Debtor.

     l) Corporate Status. ESCI is a corporation duly organized, validly existing, and in good

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



          standing under the laws of the State of California, is duly authorized to conduct business in the State of California and any other jurisdiction where it presently conducts business, and has all requisite corporate power and authority to enter into and perform this Agreement.


     m) Authority of Seller. The execution, delivery and performance by Seller of this Agreement and the various other instruments and documents identified in this Agreement have been duly authorized by ECSI's Board of Directors and no further corporate action is necessary on the part of ESCI to make this Agreement valid and binding upon Seller in accordance with its terms. Neither the execution, delivery, nor performance by Seller of this Agreement will conflict with, or result in, a violation or breach of any terms or provisions of, nor constitute a default under, the Articles of Incorporation or Bylaws of ESCI, or under any indenture, mortgage, deed of trust, or other contract or agreement to which Seller or ESCI is a party, by which they or their property is bound, or violate any order, writ, injunction, or decree of any court, administrative agency, or governmental body, which would materially and adversely affect the ability of Seller to carry out the transaction contemplated by this Agreement.

7) Representations and Warranties of Purchaser. Purchaser represents and warrants to, and agrees with, Seller that:

     a) Corporate Status. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Pennsylvania, and has all requisite corporate power and authority to enter into and perform this Agreement.

     b) Authority of Purchaser. The execution, delivery and performance by Purchaser of this Agreement and the various other instruments and documents identified in this Agreement have been duly authorized by its Board of Directors and no further corporate action is necessary on the part of Purchaser to make this Agreement valid and binding upon Purchaser in accordance with its terms. Neither the execution, delivery, nor performance by Purchaser of this Agreement will conflict with, or result in, a violation or breach of any terms or provisions of, nor constitute a default under, the Articles of Incorporation or Bylaws of Purchaser, or under any indenture, mortgage, deed of trust, or other contract or agreement to which Purchaser is a party, by which it or its property is bound, or violate any order, writ, injunction, or decree of any court, administrative agency, or governmental body, which would materially and adversely affect the ability of Purchaser to carry out the transaction contemplated by this Agreement.

     c) Binding Agreement. This Agreement and all of the obligations of Purchaser hereunder

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


          and thereunder are the legal, valid and binding obligations of Purchaser enforceable in accordance with the terms of this Agreement.

     d) Representations True and Correct. No representation, warranty, or covenant by Purchaser contained in this Agreement, or any document to be delivered hereunder, in connection with the transactions contemplated by this Agreement, contain or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

     e) Shares duly Authorized: The shares of Sytron, Inc. common stock representing the Purchase Price and Contingent Compensation will be, at the time of the Closing, duly authorized, fully paid, validly issued and non-assessable shares of the Common Stock of Sytron, Inc.

8) Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement, shall, at the option of Purchaser, be subject to the following conditions:

     a) Seller's Representations and Warranties True at Closing, Performance. Purchaser shall not have discovered any material error, misstatement, or omission in the representations and warranties made by Seller in
          Section 6 hereof; the representations and warranties made by Seller herein shall be deemed to have been made again at, and as of the time of Closing, and shall then be true in all material respects. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

     b) Delivery by Seller. Seller shall have delivered all documents and things required by this Agreement.

     c) No Damage or Destruction. Prior to Closing, there shall not have occurred any impairment, damage or destruction (excluding ordinary wear and tear) to or loss of any of the assets of ECSI other than damage or destruction caused by Purchaser or its officers, agents and employees.

9) Conditions to Obligations of Seller. The obligations of Seller under this Agreement shall, at the option of Seller, be subject to the following conditions:

     a)   Purchaser's   Representations  and  Warranties  True  at  Closing  and
          Performance. Seller shall not have discovered any material error, misstatement, or omission in the


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



          representations and warranties made by Purchaser in Section 7 hereof; the representations and warranties made by Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all materials respects; Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with it at or prior to the Closing.

     b) Delivery by Purchaser. Purchaser shall have delivered all documents and things required by this Agreement.

     c) Conditions of the Business. There shall have been no material adverse change in the manner of operation of Purchaser's business prior to the Closing Date.

10)  Nature and Survival of Representations and Warranties.

     a) Nature of Statements. All statements contained in this Agreement, in any Exhibit or Schedule hereto, or in any certificate or other written instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Seller or Purchaser, as the case may be.

     b) Survival of Representations and Warranties. All representations and warranties made hereunder or pursuant hereto, or in connection with the transactions contemplated hereby or obligations, conditions or agreements still executory at the time of dosing, shall survive the Closing for the duration of the applicable statute of limitations relating to any such claim.

11)  Termination.

     a) Best Efforts to Satisfy Conditions. Seller and Purchaser each agrees to use its best efforts to bring about the satisfaction of the conditions required of it in this Agreement.

     b) Termination. In addition to the method described in Section 5 of this Agreement, prior to the Closing this Agreement may be terminated by:

          i)   The mutual consent of Seller and Purchaser;

          ii) The Board of Directors of Purchaser if a material default shall be made by Seller in the observance or in the due and timely performance by Seller of any of the covenants of Seller herein contained, or if there shall have been a material breach or

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



               misrepresentation by Seller of any of the warranties and representations of Seller herein contained, or if the conditions of this Agreement to be complied with, or performed by, Seller at (or before) the Closing shall not have been complied with, or performed at, the time required for such compliance or performance, and such noncompliance or nonperformance shall not have been waived by Purchaser.

          iii) The affirmative vote of the majority of shares of the issued and outstanding capital stock of ECSI, if a material default shall be made by Purchaser in observance or in the due and timely performance by Purchaser of any of the covenants of Purchaser herein contained, or if there shall been a material breach or misrepresentations by Purchaser of any of the warranties and representations of Purchaser herein contained, or if the conditions of this Agreement to be complied with, or performed by, Purchaser at (or before) the Closing shall not have been complied with, or performed at, the time required for such compliance or performance, and such noncompliance or nonperformance shall not have been waived by Seller.

     c) Effect of Termination. In the event of the termination hereof pursuant to the provisions of Sections 11(b) above, this Agreement shall become void and have no force or effect

12) Professional Fees. Each party shall be responsible for, and shall pay the fees and costs incurred by it in connection with its attorneys, accountants and any other professional persons and advisors.

13) Confidentiality. Each party shall keep confidential any and all information obtained by either party concerning the other party's operations, assets, debts and business data (the "Information"), except to the extent the Information is ascertainable from public filing or is considered part of the public domain. Without the express prior written consent of the other party, neither party shall disclose to any third party other than its employees, attorneys, accountants or financial advisors, the Information. The parties acknowledge and agree that the Information concerning each of them is unique and that each party shall be entitled to injunctive relief as well as to all other remedies otherwise available to prevent the dissemination of any Information except in the manner and for the purpose described in this Agreement. Neither party shall use any Information relating to the other party for its own or another's benefit except for the sole purpose of completing the transaction contemplated in this Agreement. This covenant shall survive the termination or consummation of this Agreement. If the parties do not consummate the transaction contemplated in this Agreement, any and all documents, copies of documents, memoranda, records, and all other material relating to, or constituting information shall be destroyed or returned to the party disclosing the Information.

14)  Non-Compete.

     a) The individuals listed on Schedule 3 (individually and collectively the "Restricted Parties") covenants and agrees that for a period of five (5) years following the Closing that neither he, nor any entity owned in whole or in part by him or his spouse will, directly or indirectly, as an employee, employer, advisor, consultant, agent, principal, partner, shareholder, corporate officer, director, or in any other individual or representative capacity, operate, engage or participate in any business without the prior written consent of Purchase, which consent shall not be unreasonably withheld or delayed, that is or shall be then be in competition in any manner whatsoever with the business of ECSI, or ECSI's successor's and assigns.

     b) The Restricted Parties agree that neither the time span, the scope, nor the areas covered by this non-competition covenant are unreasonable. It however, it shall be judicially determined that any provisions hereof are unreasonably broad in one or more respects, each provision shall not be declared invalid, but rather shall be modified solely to the extent that it shall be determined to be reasonable.

     c) The Restricted Parties covenant and agree that they will not, at any time, whether for its own account or for the account of any other person or entity, interfere with the relationship of Purchaser or endeavor to entice away from Purchaser any employee, client, candidate or customer of Purchaser and/or Purchaser's parent, subsidiaries, affiliates, successors and assigns.

     d) The Restricted Parties acknowledge that their respective agreement to the terms of this Section 14 is a material inducement for Purchaser's purchase of the Company and that Purchaser will suffer irreparable, substantial and material harm as a result of Restricted Parties', and that such harm can not be adequately compensated for by monetary damages. The Restricted Parties further acknowledge and agree that in addition to any other remedy which Purchaser may be entitled to as a result of the violation of this Paragraph 14, Purchaser shall be entitled to obtain injunctive relief

15)  Purchaser's Default.

     a) Remedies. Following the Closing, if Purchaser fails to perform any of the terms, covenants, conditions, or obligations of this Agreement, time of payment and performance being of the essence, then Seller, subject to the requirements of the notice provided in sub-section (b) below, shall have the right to exercise any remedy available to it at Law or Equity, including, but not limited to, the right of offset.

     b) Notice of Default. Purchaser shall not be deemed in default for failure to perform the terms, covenants, and conditions of this Agreement, unless and until written notice of such default has been given to Purchaser and Purchaser has failed to remedy the default within fifteen (15) days after Purchaser's receipt of such notice.

16)  Seller's Default.

     a) If Seller fails to perform any of the terms, covenants, conditions, or obligations of this Agreement, then Purchaser, subject to the requirements of the notice provided in subsection (b) below, shall have the right to exercise any remedy available to it at Law or Equity, including, but not limited to, she right of offset.

     b) Seller shall not be deemed in default for failure to perform the terms, covenants, and conditions of this Agreement unless and until written notice of the default has been given to Seller and Seller has failed to remedy the default within fifteen (15) days after said notice.

17) Taxes. Any and all income taxes, property taxes assessments, transfer taxes, payroll taxes and similar or dissimilar taxes and assessments which accrue to ACSI prior to the Closing Date or as a result of this transaction shall be the sole responsibility of Seller.

18) Arbitration. Any Claim or dispute arising out of or relating to this Agreement or the breach thereof, shall be settled by final, binding arbitration before a single arbitrator in the City and County of Boulder, in the State of Colorado in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association. The parties agree to be bound by the award of any arbitration and judgment upon the award may be entered in any court of competent jurisdiction.

19) Additional Documents. Each party agrees to execute and deliver to the other party such additional instruments, applications, and other documents before, during and after Closing as are reasonably necessary to consummate and effectuate the transaction described in this Agreement.

20)  Indemnification.

     a) Seller shall indemnify, defend and hold Purchaser harmless from and against any and all demands, claims, damages. judgments, costs, (including reasonable attorneys' fees), penalties and liabilities based upon, relating to, or arising out of a breach or failure of any of Seller's agreements, representations or warranties hereunder. All of Purchaser's rights and remedies hereunder shall be cumulative and shall not interfere with or prevent the exercise of any other right or remedy which may be available to Purchaser. Upon notice from Purchaser of any such claim, demand or action being advanced or commenced, Seller agrees to adjust, settle or defend the same at Seller's sole cost and expense. Purchaser shall have the right, but not the obligation, to participate, at Purchaser's own expense and by Purchaser's own counsel, in the defense of any such claim and, in such event the parties hereto shall cooperate with each other in the defense of any such action, suit or proceeding hereunder. The indemnification set forth in this paragraph 20(a) shall survive the termination or expiration of this Agreement.

     b) Purchaser shall indemnify, defend and hold Seller harmless from and against any and all demands, claims, damages, judgments, costs, (including reasonable attorneys' fees), penalties and liabilities based upon, relating to, or arising out of a breach or failure of any of Purchaser's agreements, representations or warranties hereunder. All of Seller's rights and remedies hereunder shall be cumulative and shall not interfere with or prevent the exercise of any other right or remedy which may be available to Seller. Upon notice from Seller of any such claim, demand or action being advanced or commenced, Purchaser agrees to adjust, scale or defend the same at Purchaser's sole cost and expense. Seller shall have the right, but not the obligation, to participate, at Seller's own expense and by Seller's own counsel, in the defense of any such claim and, in such event, the parties hereto shall cooperate with each other in the defense of any such action, suit or proceeding hereunder. The indemnification set forth in this paragraph 20(b) shall survive the termination or expiration of this Agreement.

21)  Miscellaneous.

     a) Expenses. Seller and Purchaser shall each pay their own expenses (including, without limitation, legal counsel and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein and in the Exhibits hereto.

     b) Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid to the address first written above or such other address as either party may, from time to time, designate in writing.

     c) Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party; provided, however, that Seller understands and acknowledges that Purchaser may assign its rights and benefits under this Agreement to a subsidiary wholly owned by Sytron, Inc.

     d)   Successors  Bound.  Subject to the provisions of paragraph (c) of this
          Section 18, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns and, in the case of Seller, its respective heirs.

     e) Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     f) Amendment. This agreement may only be amended by a writing executed by all the parties hereto.

     g) Entire Agreement. This Agreement and the Exhibits, Schedules, certificates, and documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with solely respect to the subject matter hereof All prior agreements among the parties hereto, including but not limited to the Letter of Intent are superseded by this Agreement.

     h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     i) Governing Law. This Agreement shall be construed and enforced under, in accordance with, and governed by, the laws of the State of Colorado applicable to agreements entered into and fully performed therein.

     j) Attorney Fees. In the event a party breaches this Agreement, the breaching party shall pay all reasonable costs and attorney's fees incurred by the other party in connection with such breach, whether or not any litigation is commenced.

     k) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday.

     l) Severability. If for any reason, any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

TN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

PURCHASER                                  SELLER
SYTRON, INC.,                              ESCI Construction Services, Inc.


By: /s/ Rob Howard, President              By: /s/ James W. Power, President
   ----------------------------               ----------------------------------

                                   SCHEDULE 1

                                SHAREHOLDERS LIST


           NAME                                       SHARES TO BE ISSUED
           ----                                       -------------------


      Thomas E. Gibbs                                        36,000

      James W. Power                                         36,000

      Robert A. Schorr                                       24,000

      Lee A. Jolly                                            4,000

                                   SCHEDULE 2

                             CONTINGENT COMPENSATION


             Thomas E. Gibbs                               20%

             James W. Power                                35%

             Robert A. Schorr                              35%

             David E.Unger                                 10%

                                   SCHEDULE 3

                               RESTRICTED PARTIES


                                 James W. Power
                                 Robed A. Schorr
                                 David E. Unger

                                ECSI Arbitration


Arbitration with CMG

1.   Approximately $40,000 due ECSI
2.   Hearing 12/98
3. If settled, majority of funds would go to payable due attorney Kaufman in the amount of $8,000-$10,Q00

This is the only legal metter known as of this date.


/s/ Jim Power
-----------------------------------------
Jim Power
President, ECSI Construction Services Inc.

SYTRON


Consent Regarding Non-Compete for James W. Power

It is understood that James Power is affiliated and active in the business of Infographics, Inc. as well as J.W. Power and Associates.


/s/                                11/6/98
--------------------------------
Sytron, Inc.
Rob Howard, President




--------------------------------------------------------------------------------
          Styron, Inc. 2770 Industrial Lane, Broomfield, CO 80020-1620
                          303/469-6100 fax 303/469-7100

                                     ACTION
                       TAKEN BY UNANIMOUS WRITTEN CONSENT
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                        ECSI CONSTRUCTION SERVICES, INC.


     The following action is hereby taken by the unanimous written consent of the Board of Directors of ECSI CONSTRUCTION SERVICES, INC., a California corporation ("Corporation") pursuant to Article Ill, Section 13 of the Bylaws of the Corporation:

               BE IT RESOLVED, that the Board of Directors of the Corporation hereby authorizes James W. Power, President, to execute and deliver that certain Stock Purchase Agreement dated as of November 2, 1998 between the Corporation and Sytron, Inc., a Pennsylvania corporation.


     The undersigned, constituting all members of the Board of Directors of the Corporation, hereby consent to and hereby adopt the foregoing resolution as this 2nd day of November, 1998.

                                                              DIRECTORS

                                                      /s/ James W. Power
                                                    ----------------------------
                                                          James W. Power

                                                      /s/ Thomas E. Gibbs, Jr.
                                                    ----------------------------
                                                          Thomas E. Gibbs, Jr.

                                                      /s/ Robert A. Schorr
                                                    ----------------------------
                                                          Robert A. Schorr

                                   RESIGNATION
                                   -----------


     The following persons hereby resign as Directors of ECSI Construction Services, Inc. effective immediately.

Dated: November 2, 1998


                                                      /s/ James W. Power
                                                   ----------------------------
                                                          James W. Power

                                                     /s/ Thomas E. Gibbs, Jr.
                                                   ----------------------------
                                                         Thomas E. Gibbs, Jr.

                                                     /s/ Robert A. Schorr
                                                   ----------------------------
                                                         Robert A. Schorr

                                   RESIGNATION
                                   -----------


     The following persons hereby resign as officers of ECSI Construction Services, Inc. effective immediately.


Dated: November 2, 1998.

                                                      /s/ James W. Power
                                                    ----------------------------
                                                          James W. Power

                                                      /s/ Thomas E. Gibbs, Jr.
                                                    ----------------------------
                                                          Thomas E. Gibbs, Jr.

                                                      /s/ Lee A. Jolley
                                                    ----------------------------
                                                          Lee A. Jolley

                                                      /s/ Robert A. Schorr
                                                    ----------------------------
                                                          Robert A. Schorr

                                                      /s/ Enrique Faris
                                                    ----------------------------
                                                          Enrique Faris

                                   CERTIFICATE
                                   -----------

     I, James W. Power, President of ECSI Construction Services, Inc., a California corporation, ("ECSI") hereby certify to Sytron, Inc., a Pennsylvania corporation, ("Sytron") that all representations and warranties made by ECSI to Sytron and all information delivered by ECSI to Sytron pursuant to that certain Stock Purchase Agreement dated November 2, 1998, between ECSI and Sytron are true and correct.



Dated: November 2, 1998

                                                /s/ James W. Power
                                                --------------------------------
                                                James W. Power
                                                President of ECSI
                                                Construction
                                                Services, Inc.